Form 12b-25

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 12b-25

NOTIFICATION OF LATE FILING

(Check One)

[X] Form 10-K   [ ] Form 20-F   [ ] Form 11-K   [ ] Form 10-Q   [ ] Form N-SAR
For Period Ended:      12/31/96
[ ] Transition Report on Form 10-K
[ ] Transition Report on Form 20-F
[ ] Transition Report on Form 11-K
[ ] Transition Report on Form 10-Q
[ ] Transition Report on Form N-SAR
For the Transition Period Ended:

Read Attached Instruction Sheet Before Preparing Form. Please Print or Type. Nothing in this form shall be construed to imply that the Commission has verifie d any information contained herein.

If the notification relates to a portion of the filing checked above, identify t he Item(s) to which the notification relates:
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Part I - Registrant Information
Full Name of Registrant

Former Name if Applicable
                                                       MetroGolf Incorporated
                                  ----------------------------------------------

Address of Principal Executive Office
                                                       1999 Broadway, Suite 2435
                                                       Denver, CO  80202

Part II - Rules 12b-25 (b) and (c)


If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed.  (Check box if appropriate)

(a) The reason described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;

(b) The subject annual report, semi-annual report, transition report on 10-K, Form 20-F, 11-K or Form N-SAR, or portion thereof will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

(c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.


Part III - Narrative

State below in reasonable detail the reasons why Form 10-K, 20-F, 11-K, 10-Q, N-SAR or the transition report or portion thereof could not be filed within the prescribed time period. (Attach extra sheets if needed)

Due to the Company's recent property acquisitions and the integration of financial information related thereto, the Company was unable to obtain information required to timely complete its consolidated financial statements for the year ended December 31, 1996.


Part IV - Other Information

(1) Name and telephone number of person to contact in regard to this notification

                                  Andy Schroeder             303-294-9300
                     -----------------------------------------------------------

(2) Have all other periodic reports required under section 13 or 15(d) of the Securities Exchange Act of 1934 or section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s).
                                                             [X] Yes    [ ] No

(3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?
                                                             [ ] Yes    [X] No

If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

                            MetroGolf Incorporated
has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.

Date:         3/31/97            By:       /S/  J. D. Finley
            ----------------              -------------------------------
                                           J. D. Finley, Chief Financial Officer